SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 26, 2002


                       SOUTHERN GROUP INTERNATIONAL, INC.
           --------------------- -----------------------------------
             (Exact name of registrant as specified in its charter)

       Florida                       000-26509                     65-06001272
-----------------------              -----------                  -------------
(State or other jurisdiction         (Commission                  (IRS Employer
of incorporation or organization)    File Number)                  ID Number)


                        69 Mall Drive, Commack, NY 11725
                        ---------------------------------
                    (Address of principal executive offices)

                                 (631) 543-2800
                         (Registrant's Telephone Number)



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Item 4.  Change in Registrant's certifying accountant.

     On April 26, 2002, Southern Group International, Inc. (the "Company") engaged the accounting firm of Reznick, Fedder & Silverman, CPA's, 5607 Glen Ridge Drive, 2 Premier Place, 5th floor, Atlanta, GA ("Reznick") as its independent public accountants, to review the Company's interim financial statements beginning with fiscal quarter ended March 31, 2002, and to audit the Company's financial statements beginning with fiscal year ending December 31, 2002. The appointment of new independent public accountants was approved by the Company's Board of Directors. We amicably concluded our relationship with our former independent public accountants, Livingston Wachtell & Co., LLP ("Livingston"), effective with the appointment of Reznick.

     Prior to the appointment of Reznick, the Company did not consult with Reznick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     There were no disagreements with Livingston on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have caused Livingston to make references in their report to such disagreements.

     Livingston's reports on the Company's financial statements have contained no adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles.

     We have provided Livingston with a copy of this disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether they agree with the above statements. (A copy of the letter addressed to the Commission is filed as Exhibit 1.0 to this report on Form 8-K.)

Item 7.  Financial Statements and Exhibits

Exhibit 1.0 Letter from Livingston Wachtell & Co., LLP dated April 29, 2002 regarding 8-K disclosure.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Southern Group International, Inc.



Date: April 29, 2002                        By: /s/ Konrad C. Kim
                                                --------------------------------
                                                    Konrad C. Kim, President